Exhibit 10.9


                         NOVATION AND TRANSFER AGREEMENT
                          (hereinafter the "Agreement")


         THIS AGREEMENT is effective June 28, 2006 (the "Effective Date"), in accordance with the terms and conditions hereon, by and among Tower Insurance Company of New York and/or their subsidiaries, affiliated or controlled companies (hereinafter referred to collectively as "TOWER"), PXRE Reinsurance Company (hereinafter referred to as "PXRE"), and State National Insurance Company, Inc. and/or its subsidiaries, affiliated or controlled companies (hereinafter referred to collectively as "STATE NATIONAL").

         WHEREAS, STATE NATIONAL (as the cedant) and PXRE (as a reinsurer) entered into the Reinsurance Agreement and addenda thereto listed in Exhibit A and incorporated herein by reference (hereinafter the "Contract").

         WHEREAS, the parties hereto now desire to effect a full novation of the captioned Contract by which TOWER shall be substituted as the reinsurer in place of PXRE for 100% (one hundred percent) of PXRE's share of the captioned Contract, in respect of the subject business of the Contract.

         WHEREAS, STATE NATIONAL agrees to the substitution of TOWER as the reinsurer in place and instead of PXRE with respect to 100% (one hundred percent) of PXRE's share of the Contract and STATE NATIONAL agrees to perform all duties and obligations undertaken by the cedant pursuant to the Contract.

          WHEREAS, STATE NATIONAL agrees to the payment by PXRE to TOWER of one million eight hundred seventy five thousand five hundred fifty seven dollars ($1,875,557) and in consideration for such payment STATE NATIONAL and TOWER agree to irrevocably and unconditionally release PXRE from any and all duties, obligations and liabilities of any nature whatsoever, whether known or unknown, reported or unreported, vested or contingent, arising pursuant to the Contract as though PXRE had never been a party to the Contract.

         NOW,  THEREFORE,  in  consideration  of  the  covenants,   assumptions,
payments and releases set forth herein, the receipt and sufficiency of which is hereby specifically acknowledged, the parties agree as follows:

                         ARTICLE I. ASSUMPTION BY TOWER

         Effective as of the Effective Date: (i) this Agreement effects a novation of all existing and future rights, duties, obligations and liabilities of PXRE of any nature whatsoever to TOWER in respect of 100% (one hundred percent) of PXRE's share of the Contract; (ii) STATE NATIONAL hereby agrees to enforce any duties, obligations and liabilities of PXRE in respect of 100% (one hundred percent) of PXRE's share of the Contract solely against TOWER; and (iii) STATE NATIONAL and TOWER hereby irrevocably and unconditionally release PXRE from any and all duties, obligations and liabilities of any nature whatsoever, whether known or unknown, reported or unreported, vested or contingent, arising pursuant to the Contract as though PXRE had never been a party to the Contract.

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Subject to  receipt by TOWER of the  payment  set forth in  Article  III,  TOWER hereby:

(a) absolutely and unconditionally assumes all existing and future rights, duties and obligations of PXRE to STATE NATIONAL for 100% (one hundred percent) of PXRE's share under the Contract; and

(b) agrees to perform and satisfy as the assuming reinsurer all duties and obligations owing to STATE NATIONAL in respect of 100% (one hundred percent) of PXRE's share of the Contract.

Notwithstanding anything else to the contrary in this Agreement, TOWER shall reinsure STATE NATIONAL for 100% (one hundred percent) of PXRE's share under the Contract and on the basis of the terms and conditions of the Contract.

                               ARTICLE II. RELEASE

         In consideration of the payment to be made by PXRE to TOWER of one million eight hundred seventy five thousand five hundred fifty seven dollars ($1,875,557), receipt of which will be acknowledged upon satisfaction of the payment set forth in Article III by TOWER and STATE NATIONAL and release of the Premium Trust Account as set forth in Article III, STATE NATIONAL consents to the novation and assumption by TOWER, as described in Article I hereof, of any and all rights, duties, obligations and liabilities of any nature whatsoever of PXRE in respect of 100% (one hundred percent) of PXRE's share under the Contract.

STATE NATIONAL for itself, its successors and assigns hereby:

(a) absolutely and unconditionally covenants and agrees with PXRE, its successors and assigns, that STATE NATIONAL, its successors and assigns, will not hereafter for any reason whatsoever demand, claim, initiate or cause to be initiated any proceeding or file suit against PXRE, its successors or assigns (other than TOWER), in respect of any and/or all liabilities, obligations, costs or damages, known or unknown, reported or unreported, existing or which arise in the future in respect of 100% (one hundred percent) of PXRE's share of the Contract; and

(b) agrees that TOWER will be solely responsible to STATE NATIONAL for the performance of the duties and obligations of PXRE in respect of 100% (one hundred percent) of PXRE's share of the Contract; and

(c)    agrees that PXRE by signing this  Agreement does not assume any liability
       either  to  STATE   NATIONAL   or  TOWER,   other  than  the  payment  of
       consideration required by Article III.

(d) conditional upon the execution of this Agreement, agrees to promptly release to PXRE all assets in the Security Fund provided by PXRE on behalf of STATE NATIONAL.

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Subject to receipt by TOWER of the payment set forth in Article  III,  TOWER for itself, its successors and assigns hereby:

(a) absolutely and unconditionally covenants and agrees with PXRE, its successors and assigns, that TOWER, their successors and assigns, will not hereafter for any reason whatsoever demand, claim, initiate or cause to be initiated any proceeding or file suit against PXRE, its successors or assigns, in respect of any and/or all liabilities, obligations, costs or damages, known or unknown, reported or unreported, existing or which arise in the future in respect of the Contract; and

(b) agrees that TOWER will be solely responsible to STATE NATIONAL for the performance of the duties and obligations in respect of 100% (one hundred percent) of PXRE's share of the Contract; and

(c)    agrees that PXRE by signing this  Agreement does not assume any liability
       either  to  STATE   NATIONAL   or  TOWER,   other  than  the  payment  of
       consideration required by Article III.

PXRE for itself, its successors and assigns hereby absolutely and unconditionally covenants and agrees with STATE NATIONAL and TOWER, their respective successors and assigns, that PXRE, its successors and assigns, will not hereafter for any reason whatsoever demand, claim, initiate or cause to be initiated any proceeding or file suit against STATE NATIONAL and TOWER, their respective successors or assigns, in respect of any and/or all liabilities, obligations, costs or damages, known or unknown, reported or unreported, existing or which arise in the future in respect of the Contract.


                         ARTICLE III. PAYMENTS TO TOWER

         As a condition precedent to the obligations of TOWER hereunder, PXRE will:

(a) pay to TOWER, via wire transfer, one million eight hundred seventy five thousand five hundred fifty seven dollars ($1,875,557) as soon as practicable;

(b) release any all rights to the Premium Trust Account, as defined in the General Agency Agreement between TOWER and STATE NATIONAL, which includes the Premium Trust Account (Reserve Fund) and Money Market Account (Operating Fund) and any loss fund advances made to the General Agent from such accounts, to TOWER.

   In consideration of the payment described in this Article III and other considerations as recited in this Agreement, all premium paid to TOWER in respect of 100% (one hundred percent) of PXRE's share under the Contract hereto shall be deemed fully earned and non-refundable.





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                            ARTICLE IV. UNDERTAKINGS

         Each party agrees that it shall, from time to time, upon the reasonable request of any other party, execute and deliver any further documents which may be required to fully implement the intent of this Agreement.


                               ARTICLE V. GENERAL

A. The rights, duties and obligations set forth in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective predecessors, successors, parents, affiliates, subsidiaries, agents, past, present and future officers, directors, employees, consultants, shareholders, attorneys, agents, trustees, administrators, liquidators, receivers and assigns.

B. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to and exclusive of the rules with respect to conflicts of law.

C. The parties hereto expressly warrant and represent that they are corporations or insurance companies in good standing; that the person or persons executing this Novation and Transfer Agreement have the necessary and appropriate authority to do so; that to the best of their knowledge there are no pending agreements, transactions, or negotiations to which any of them are a party that would render this Agreement or any part thereof void, voidable, or unenforceable; and that to the best of their knowledge no authorization, consent or approval of any government entity is required to make this Agreement valid and binding upon them.

D.       Except as  otherwise  provided in this  Agreement,  each party shall be
         responsible  for  its  own  costs  and  expenses   arising  under  this
         Agreement.

E. This Agreement contains the entire agreement between the parties as respects its subject matter. All discussions and agreements previously entertained between the parties concerning the subject hereto are merged into this Agreement. This Agreement may not be modified or amended, nor any of its provisions waived, except by an instrument in writing, signed by the parties hereunder.

F. This Agreement and any of its rights and obligations may not be assigned in whole or in part without the written approval of all parties hereto.

G. The parties agree to cooperate and undertake such further acts in the future as may be reasonably necessary or proper to carry out the terms and purpose of this Agreement.

H. In consideration of the mutual covenants and agreements contained herein, each party hereto agrees that this Agreement, and each and every provision hereof, is and shall be enforceable by and between them according to its terms subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws relating to or affecting creditors' rights generally and to general principles of equity, and each party does hereby agree that it shall not, directly or indirectly, contest the validity or enforceability hereof.

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I.       This Agreement may be executed and delivered in  counterparts,  each of which, when so executed and delivered, shall be an original, but such counterparts shall together be one and the same instrument and agreement. The parties hereto agree that this Agreement shall become effective as of the Effective Date upon the exchange by telecopier of such counterparts duly signed by each party.

J.       It is mutually  understood  and agreed that STATE  NATIONAL,  PXRE, and
         TOWER  shall  keep  all  terms  and   provisions   of  this   Agreement
         confidential and shall not disclose such terms or provisions to any third party, other than their financial or legal advisers, rating agencies and/or auditors without the prior written consent of STATE NATIONAL, except where otherwise required by operation of law or the requirements of any regulatory authority and upon reasonable prior written notice to the other parties.

K.       If  any   provision   in  this   Agreement   is  illegal,   invalid  or
         unenforceable, the remaining provisions shall not be impaired.

L. The failure of the parties to enforce any provision of this Agreement shall not be construed as a waiver of such provision or any other provision of this Agreement. No waiver of any provision of this Agreement shall be deemed a waiver of any of its other terms, nor shall such waiver constitute a continuing waiver.

All other terms and conditions of the Contract remain unchanged.





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         IN WITNESS  WHEREOF,  the parties have executed this Agreement by their duly authorized representatives.

For and on behalf of State National Insurance Company, Inc., this 27th day of June , 2006,

By: Ted Ledbetter

Title: President


For and on behalf of PXRE Reinsurance Company, this 28th day of June , 2006

By: Robert P. Myron

Title: Executive Vice President and Chief Financial Officer


For and on behalf of Tower Insurance Company of New York, its authorized representative, this 28th day of June , 2006,

By: Marina Contiero

Title: Vice President



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                                    EXHIBIT A

                                    CONTRACT


1.) Excess of Loss Reinsurance Agreement between State National Insurance Company, Inc. and PXRE Reinsurance Company, Effective January 1, 2003, for its respective 100% (one hundred percent) share (the "Reinsurance Agreement")

2.)      Addendum No. 1 to the Reinsurance Agreement

3.)      Termination Notice to the Reinsurance Agreement

4.)      Termination Addendum to the Reinsurance Agreement




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